Investor Relations
Nicholas Rhoads
Managing Director, Investor Relations
(952) 887-8865, nicholas.rhoads@toro.com

Media Relations
Branden Happel
Senior Manager, Public Relations
(952) 887-8930, branden.happel@toro.com

For Immediate Release

The Toro Company Reports Strong Fourth-Quarter and Full-Year Fiscal 2020 Results
Professional Segment Acquisitions and Residential Segment Performance Drive Results

•Q4 net sales of $841 million, up 14.5% year over year
•FY20 net sales of $3.38 billion, up 7.7% versus last year; residential segment net sales up 24.1%
•Q4 reported diluted EPS of $0.66; *Adjusted diluted EPS of $0.64, up 33.3% year over year
•FY20 reported diluted EPS of $3.03; *Adjusted diluted EPS of $3.02, up 0.7% versus last year
•FY21 guidance of *adjusted EPS in the range of $3.35 to $3.45 per diluted share

BLOOMINGTON, Minn.—(BUSINESS WIRE) — December 16, 2020—The Toro Company (NYSE: TTC) today reported results for its fiscal fourth-quarter and full-year periods ended October 31, 2020.
“Our strong fourth-quarter results were driven by continued sales growth in our residential segment and a rebound in our professional segment,” said Richard M. Olson, chairman and chief executive officer. “Residential sales were robust across all channels with strong demand for our new product lineup, accentuated by refreshed branding, an extended selling season, and stay-at-home trends. Improved demand for our professional products reflected greater business confidence from our customers and increased home investments. The integration of our Venture Products acquisition added another strong brand with multi-season products, contributing incremental sales in the quarter.

“Our momentum and continued investments position us well for success in the new fiscal year,” continued Olson. “We have a strong portfolio of businesses and deep customer relationships, a dedicated team and channel partners, and innovative products and emerging technologies aligned with customer needs. We will remain sharply focused on business execution as we continue to face uncertainty due to the ongoing pandemic.

“We will build upon our Sustainability Endures platform, our commitment to making a positive impact worldwide. Throughout last year, we put this commitment into action as we transformed how we do work and reimagined our business model from product innovation and production through customer service and support, all while keeping each other safe. In addition, we remain committed to driving future results through our enterprise strategic priorities of accelerating profitable growth, driving productivity and operational excellence, and empowering people,” concluded Olson.

2 - The Toro Company Reports Strong Fourth-Quarter and Full-Year Fiscal 2020 Results

FOURTH-QUARTER FISCAL 2020 FINANCIAL HIGHLIGHTS
•Net sales of $841.0 million, up 14.5% from $734.4 million in the fourth quarter of fiscal 2019.
•Net earnings of $72.2 million, up 88.7% from $38.3 million in the fourth quarter of fiscal 2019; *Adjusted net earnings of $69.2 million, up 33.5% from $51.8 million in the fourth quarter of fiscal 2019.
•Reported EPS of $0.66 per diluted share, up 88.6% from $0.35 per diluted share in the fourth quarter of fiscal 2019; *Adjusted EPS of $0.64 per diluted share, up 33.3% from $0.48 per diluted share in the fourth quarter of fiscal 2019.
•As of October 31, 2020, the company had liquidity of about $1.1 billion.

FULL-YEAR FISCAL 2020 FINANCIAL HIGHLIGHTS
•Net sales of $3.38 billion, up 7.7% from $3.14 billion in fiscal 2019.
•Net earnings of $329.7 million, up 20.3% from $274.0 million in the prior-year period; *Adjusted net earnings of $327.7 million, up 1.1% from $324.3 million in fiscal 2019.
•Reported EPS of $3.03 per diluted share, up 19.8% from $2.53 per diluted share in fiscal 2019; *Adjusted EPS of $3.02 per diluted share, up 0.7% from $3.00 per diluted share in fiscal 2019.
•Returned $107.7 million to shareholders in dividends.
*Non-GAAP financial measure. Please see the tables provided for a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures.

OUTLOOK
The company is providing full-year fiscal 2021 guidance based on current visibility, although there continues to be considerable uncertainty given the potential effects of COVID-19 on demand levels and timing, its supply chain and the broader global economy.
For fiscal 2021, management expects total net sales growth in the range of 6.0% to 8.0% and *adjusted EPS in the range of $3.35 to $3.45 per diluted share. This estimated adjusted diluted EPS range excludes the benefit of the excess tax deduction for share-based compensation.

FOURTH-QUARTER AND FULL-YEAR SEGMENT RESULTS
Professional Segment
•Professional segment net sales for the fourth quarter were $644.0 million, up 9.5% compared with $588.2 million in the same period last year. This increase was primarily due to growth in shipments of landscape contractor zero-turn riding mowers and snow and ice management equipment, annual price adjustments and lower floor plan costs, as well as incremental sales from the Venture Products acquisition.

3 - The Toro Company Reports Strong Fourth-Quarter and Full-Year Fiscal 2020 Results

For the fiscal 2020 full year, professional segment net sales were $2.52 billion, up 3.3% from $2.44 billion last year. The increase was mainly driven by incremental sales from the Charles Machine Works and Venture Products acquisitions, partially offset by reduced channel demand primarily as a result of COVID-19, for golf and grounds equipment, landscape contractor zero-turn riding mowers and rental, specialty and underground construction equipment.
•Professional segment earnings for the fourth quarter were $104.2 million, up 70.2% compared with $61.2 million in the same period last year, and when expressed as a percentage of net sales, up 580 basis points to 16.2% from 10.4%. The increase was primarily due to annual price adjustments and lower floor plan costs, lower acquisition-related charges and benefits from productivity and synergy initiatives, partially offset by product mix.
Full-year fiscal 2020 professional segment earnings were $426.6 million, up 12.0% compared with the prior fiscal year, and when expressed as a percentage of net sales, up 130 basis points to 16.9% from 15.6%. The increase was primarily driven by lower acquisition-related charges, net price realization and benefits from productivity and synergy initiatives. This increase was partially offset by higher selling, general and administrative (SG&A) expenses as a result of the Charles Machine Works and Venture Products acquisitions, manufacturing inefficiencies primarily due to COVID-19, and higher warranty costs in certain professional segment businesses.

Residential Segment
•Residential segment net sales for the fourth quarter were $187.9 million, up 38.5% compared with $135.7 million in the same period last year. The increase was primarily due to strong retail demand for walk power and zero-turn riding mowers.
For fiscal 2020, residential segment net sales were $820.7 million, up 24.1% compared with $661.3 million in the same period last year. The increase was mainly driven by incremental shipments of zero-turn riding and walk power mowers as a result of the company’s expanded mass retail channel, as well as strong retail demand for these products due to a new and enhanced product line, favorable weather, and stay-at-home trends.
•Residential segment earnings for the fourth quarter were $26.4 million, up 90.2% compared with $13.9 million in the same period last year, and when expressed as a percentage of net sales, up 390 basis points to 14.1% from 10.2% a year ago.
For fiscal 2020, residential segment earnings increased 74.5% to $113.7 million, compared with $65.2 million in the same period last year, and when expressed as a percentage of net sales, increased 390 basis points to 13.8% from 9.9% in fiscal 2019. The segment earnings margin increases for both the quarterly and full year periods were primarily driven by benefits from productivity and synergy initiatives and SG&A leverage.

4 - The Toro Company Reports Strong Fourth-Quarter and Full-Year Fiscal 2020 Results

OPERATING RESULTS
Gross margin for the fourth quarter was 35.7%, up 230 basis points compared with 33.4% for the same prior-year period. *Adjusted gross margin for the fourth quarter was 35.7%, up 120 basis points compared with 34.5% for the same prior-year period. The increases in gross margin and adjusted gross margin were primarily due to benefits from productivity and synergy initiatives, net price realization mainly in the professional segment, partially offset by product mix due to higher sales of residential segment products. Reported gross margin for the fourth quarter also was positively affected by lower acquisition-related charges compared with the prior-year period.
For full year fiscal 2020, gross margin was 35.2%, up 180 basis points compared with 33.4% for fiscal 2019. *Adjusted gross margin for fiscal 2020 was 35.4%, up 30 basis points compared with 35.1% for fiscal 2019. The increases in gross margin and adjusted gross margin were primarily driven by benefits from productivity and synergy initiatives and net price realization mainly in the professional segment, partially offset by product mix primarily due to higher sales of residential segment products as well as COVID-19 related manufacturing inefficiencies. Reported gross margin for the full year also was positively affected by lower acquisition-related charges compared with the prior-year period.
SG&A expense as a percentage of net sales for the fourth quarter decreased 290 basis points to 24.6% from 27.5% in the prior-year period. The decrease was primarily due to restructuring costs in the prior-year period that did not repeat and cost-reduction measures, including decreased salaries and indirect marketing expense, partially offset by increased warranty costs in certain professional segment businesses.
For fiscal 2020, SG&A expense as a percentage of net sales was 22.6%, down 40 basis points from 23.0% in fiscal 2019, primarily due to cost-reduction measures, including decreased salaries and elimination of the discretionary retirement fund contribution, as well as lower transaction and integration costs and reduced restructuring costs compared with the prior-year period. This decrease was partially offset by incremental warranty and engineering costs from the Charles Machine Works and Venture Products acquisitions and higher warranty expense in certain professional segment businesses, as well as a discretionary employee recognition bonus.
Operating earnings as a percentage of net sales increased 520 basis points to 11.1% for the fourth quarter. *Adjusted operating earnings as a percentage of net sales increased 270 basis points to 11.1% for the fourth quarter. For full year fiscal 2020, operating earnings as a percentage of net sales were 12.6%, up 220 basis points compared with 10.4% in fiscal 2019. *Adjusted operating earnings as a percentage of net sales for fiscal 2020 were 12.8%, down 10 basis points compared with 12.9% in fiscal 2019.
Interest expense was flat for the fourth quarter and increased $4.3 million for fiscal 2020, each compared with the prior-year periods.
The reported effective tax rates for the fourth quarter and full year were 18.5% and 19.0%, respectively, compared with 12.4% and 14.9% for fiscal 2019, driven by a lower tax benefit related to the excess tax deduction for share-based compensation, lower foreign-derived intangible benefits and increased earnings in less favorable tax jurisdictions. The *adjusted effective tax rates for the fourth quarter and full year were 21.9% and 20.9%, respectively, compared with 17.7% and 19.3% for fiscal 2019, driven by lower foreign-derived intangible income tax benefits as compared with fiscal 2019 and increased earnings in less favorable tax jurisdictions.
Working capital at the end of the fourth quarter was down compared with the end of the fourth quarter of the prior fiscal year, primarily driven by an increase in accounts payable, a decrease in accounts receivable and flat inventory.

5 - The Toro Company Reports Strong Fourth-Quarter and Full-Year Fiscal 2020 Results

LIVE CONFERENCE CALL
December 16, 2020 at 10:00 a.m. CST
www.thetorocompany.com/invest
The Toro Company will conduct its earnings call and webcast for investors beginning at 10:00 a.m. CST on December 16, 2020. The webcast will be available at www.thetorocompany.com/invest. Webcast participants will need to complete a brief registration form and should allocate extra time before the webcast begins to register and, if necessary, install audio software.

About The Toro Company
The Toro Company (NYSE: TTC) is a leading worldwide provider of innovative solutions for the outdoor environment including turf and landscape maintenance, snow and ice management, underground utility construction, rental and specialty construction, and irrigation and outdoor lighting solutions. With sales of $3.4 billion in fiscal 2020, The Toro Company’s global presence extends to more than 125 countries through a family of brands that includes Toro, Ditch Witch, Exmark, BOSS Snowplow, Ventrac, American Augers, Subsite Electronics, HammerHead, Trencor, Unique Lighting Systems, Irritrol, Hayter, Pope, Lawn-Boy and Radius HDD. Through constant innovation and caring relationships built on trust and integrity, The Toro Company and its family of brands have built a legacy of excellence by helping customers work on golf courses, sports fields, construction sites, public green spaces, commercial and residential properties and agricultural operations. For more information, visit www.thetorocompany.com.

Use of Non-GAAP Financial Information
This press release and our related earnings call references certain non-GAAP financial measures, which are not calculated or presented in accordance with U.S. GAAP, as information supplemental and in addition to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. The non-GAAP financial measures included within this press release and our related earnings call consist of gross profit, gross margin, operating earnings, earnings before income taxes, net earnings, net earnings per diluted share, and the effective tax rate, each as adjusted, free cash flow, and free cash flow conversion as measures of our operating performance.
The Toro Company uses these non-GAAP financial measures in making operating decisions because it believes these non-GAAP financial measures provide meaningful supplemental information regarding core operational performance and provide the company with a better understanding of how to allocate resources to both ongoing and prospective business initiatives. Additionally, these non-GAAP financial measures facilitate its internal comparisons for both historical operating results and competitors' operating results by factoring out potential differences caused by charges not related to its regular ongoing business, including, without limitation, non-cash charges, certain large and unpredictable charges, acquisitions and dispositions, and tax positions. Further, the company believes that these non-GAAP financial measures, when considered in conjunction with the financial measures prepared in accordance with U.S. GAAP, provide investors with useful supplemental financial information to better understand its core operational performance.
Reconciliations of historical non-GAAP financial measures to the most comparable U.S. GAAP financial measures are included in the financial tables contained in this press release. These non-GAAP financial measures, however, should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the U.S. GAAP financial measures included within this press release and the company's related earnings call. These non-GAAP financial measures may differ from similar measures used by other companies.

6 - The Toro Company Reports Strong Fourth-Quarter and Full-Year Fiscal 2020 Results

The Toro Company cannot provide quantitative reconciliations of forward-looking non-GAAP financial measures provided herein or in its related earnings call without unreasonable effort because the combined effect and timing of recognition of potential charges or gains is inherently uncertain and difficult to predict. In addition, since any adjustments could have a substantial effect on U.S. GAAP measures of financial performance, such quantitative reconciliations would imply a degree of precision and certainty that could be confusing to investors. From a qualitative perspective, it is anticipated that the differences between the forward-looking non-GAAP financial measures and the most directly comparable GAAP financial measure will consist of items similar to those described in the financial tables later in this release, including for example, acquisition-related costs, management actions and tax impact of share-based compensation.

Forward-Looking Statements
This news release contains forward-looking statements, which are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current assumptions and expectations of future events, and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “goal,” “optimistic,” “anticipate,” “continue,” “plan,” “estimate,” “project,” “believe,” “should,” “could,” “will,” “would,” “possible,” “may,” “likely,” “intend,” “can,” “seek,” “potential,” “pro forma,” or the negative thereof or similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual events and results to differ materially from those projected or implied. Forward looking statements in this release include the company's fiscal 2021 financial guidance. Particular risks and uncertainties that may affect the company’s operating results or financial position include: COVID-19 related factors, risks and challenges, including among others, the severity of COVID-19, its effect on the demand for the company’s products and services, the ability of dealers, retailers, and other channel partners that sell the company’s products to remain open, availability of employees and their ability to conduct work away from normal working locations and/or under revised protocols, and the ability to receive commodities, components, parts, and accessories on a timely basis through its supply chain and at anticipated costs, and the ability of the company to continue its production operations; adverse worldwide economic conditions, including weakened consumer confidence; disruption at or in proximity to its facilities or in its manufacturing or other operations, or those in its distribution channel customers, mass retailers or home centers where its products are sold, or suppliers; fluctuations in the cost and availability of commodities, components, parts, and accessories, including steel, engines, hydraulics and resins; the effect of abnormal weather patterns; the effect of natural disasters, social unrest, and global pandemics; the level of growth or contraction in its key markets; customer, government and municipal revenue, budget, spending levels and cash conservation efforts; loss of any substantial customer; inventory adjustments or changes in purchasing patterns by customers; the company’s ability to develop and achieve market acceptance for new products; increased competition; the risks attendant to international relations, operations and markets, including political, economic and/or social instability and conflict, tax and trade policies, trade regulation and/or antidumping and countervailing duties petitions; foreign currency exchange rate fluctuations; financial viability of and/or relationships with the company’s distribution channel partners; risks associated with acquisitions, including those related to the recent acquisitions of Charles Machine Works and Venture Products, Inc.; impairment of goodwill or other intangible assets; delays or failures in implementing, and unanticipated charges, as a result of, restructuring activities; management of alliances or joint ventures, including Red Iron Acceptance, LLC; impact of laws, regulations and standards, consumer product safety, accounting, taxation, trade and tariffs, healthcare, and environmental, health and safety matters; unforeseen product quality problems; loss of or changes in executive management or key employees; the occurrence of litigation or claims, including those involving intellectual property or product liability matters; and other risks and uncertainties described in the company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q or current reports on Form 8-K, and other filings with the Securities and Exchange Commission. The company makes no

7 - The Toro Company Reports Strong Fourth-Quarter and Full-Year Fiscal 2020 Results

commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

(Financial tables follow)

8 - The Toro Company Reports Strong Fourth-Quarter and Full-Year Fiscal 2020 Results
THE TORO COMPANY AND SUBSIDIARIES
Consolidated Statements of Earnings (Unaudited)
(Dollars and shares in thousands, except per-share data)

	Three Months Ended		Twelve Months Ended
	October 31, 2020	October 31, 2019	October 31, 2020	October 31, 2019
Net sales	$840,957	$734,379	$3,378,810	$3,138,084
Cost of sales	540,562	489,312	2,189,036	2,090,121
Gross profit	300,395	245,067	1,189,774	1,047,963
Gross margin	35.7%	33.4%	35.2%	33.4%
Selling, general and administrative expense	206,914	201,761	763,417	722,934
Operating earnings	93,481	43,306	426,357	325,029
Interest expense	(8,037)	(8,395)	(33,156)	(28,835)
Other income, net	3,123	8,787	13,869	25,939
Earnings before income taxes	88,567	43,698	407,070	322,133
Provision for income taxes	16,371	5,432	77,369	48,150
Net earnings	$72,196	$38,266	$329,701	$273,983

Basic net earnings per share of common stock	$0.67	$0.36	$3.06	$2.57

Diluted net earnings per share of common stock	$0.66	$0.35	$3.03	$2.53

Weighted-average number of shares of common stock outstanding — Basic	107,945	107,166	107,658	106,773

Weighted-average number of shares of common stock outstanding — Diluted	108,947	108,414	108,663	108,090

Segment Data (Unaudited)
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
Segment Net Sales	October 31, 2020	October 31, 2019	October 31, 2020	October 31, 2019
Professional	$644,029	$588,180	$2,523,452	$2,443,448
Residential	187,938	135,735	820,745	661,274
Other	8,990	10,464	34,613	33,362
Total net sales*	$840,957	$734,379	$3,378,810	$3,138,084

*Includes international net sales of:	$170,115	$177,599	$678,116	$724,931

	Three Months Ended		Twelve Months Ended
Segment Earnings (Loss)	October 31, 2020	October 31, 2019	October 31, 2020	October 31, 2019
Professional	$104,175	$61,225	$426,560	$380,914
Residential	26,436	13,898	113,669	65,151
Other	(42,044)	(31,425)	(133,159)	(123,932)
Total segment earnings	$88,567	$43,698	$407,070	$322,133

9 - The Toro Company Reports Strong Fourth-Quarter and Full-Year Fiscal 2020 Results
THE TORO COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	October 31, 2020	October 31, 2019
ASSETS
Cash and cash equivalents	$479,892	$151,828
Receivables, net:
Customers, net of allowances	223,105	220,534
Receivables from finance affiliate	12,619	21,873
Other	25,411	26,361
Total receivables, net	261,135	268,768
Inventories, net	652,433	651,663
Prepaid expenses and other current assets	34,188	50,632
Total current assets	1,427,648	1,122,891
Property, plant and equipment, net	467,919	437,317
Goodwill	424,075	362,253
Other intangible assets, net	408,305	352,374
Right-of-use assets	78,752	—
Investment in finance affiliate	19,745	24,147
Deferred income taxes	6,466	6,251
Other assets	20,318	25,314
Total assets	$2,853,228	$2,330,547

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt	$99,873	$79,914
Accounts payable	363,953	319,230
Short-term lease liabilities	15,447	—
Accrued liabilities:
Warranty	107,121	96,604
Advertising and marketing programs	98,883	103,417
Compensation and benefit costs	58,789	76,862
Insurance	13,452	11,164
Interest	10,065	9,903
Other	88,214	59,876
Total accrued liabilities	376,524	357,826
Total current liabilities	855,797	756,970
Long-term debt, less current portion	691,250	620,899
Long-term lease liabilities	66,641	—
Deferred income taxes	70,435	50,579
Other long-term liabilities	54,277	42,521

Stockholders' equity:
Preferred stock	—	—
Common stock	107,583	106,742
Retained earnings	1,041,507	784,885
Accumulated other comprehensive loss	(34,262)	(32,049)
Total stockholders' equity	1,114,828	859,578
Total liabilities and stockholders' equity	$2,853,228	$2,330,547

10 - The Toro Company Reports Strong Fourth-Quarter and Full-Year Fiscal 2020 Results
THE TORO COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(Dollars in thousands)

	Twelve Months Ended
	October 31, 2020	October 31, 2019
Cash flows from operating activities:
Net earnings	$329,701	$273,983
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash income from finance affiliate	(7,663)	(11,948)
Distributions from finance affiliate, net	12,066	10,343
Depreciation of property, plant and equipment	76,108	69,314
Amortization of other intangible assets	19,507	18,384
Fair value step-up adjustment to acquired inventory	3,951	39,368
Stock-based compensation expense	15,408	13,429
Deferred income taxes	2,269	(6,190)
Other	492	6,357
Changes in operating assets and liabilities, net of the effect of acquisitions:
Receivables, net	15,206	(11,042)
Inventories, net	20,963	(104,832)
Prepaid expenses and other assets	11,828	9,747
Accounts payable, accrued liabilities, deferred revenue and other liabilities	39,538	30,458
Net cash provided by operating activities	539,374	337,371

Cash flows from investing activities:
Purchases of property, plant and equipment	(78,068)	(92,881)
Proceeds from asset disposals	216	4,669
Proceeds from sale of a business	—	12,941
Investments in unconsolidated entities	—	(200)
Acquisitions, net of cash acquired	(138,225)	(697,471)
Net cash used in investing activities	(216,077)	(772,942)

Cash flows from financing activities:
Borrowings under debt arrangements	636,025	900,000
Repayments under debt arrangements	(546,025)	(511,000)
Proceeds from exercise of stock options	22,198	29,336
Payments of withholding taxes for stock awards	(2,146)	(2,662)
Purchases of TTC common stock	—	(20,043)
Dividends paid on TTC common stock	(107,698)	(96,133)
Net cash provided by financing activities	2,354	299,498

Effect of exchange rates on cash and cash equivalents	2,413	(1,223)

Net increase (decrease) in cash and cash equivalents	328,064	(137,296)
Cash and cash equivalents as of the beginning of the fiscal period	151,828	289,124
Cash and cash equivalents as of the end of the fiscal period	$479,892	$151,828

11 - The Toro Company Reports Strong Fourth-Quarter and Full-Year Fiscal 2020 Results
THE TORO COMPANY AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(Dollars in thousands, except per-share data)
The company has provided non-GAAP financial measures, which are not calculated or presented in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"), as information supplemental and in addition to the most directly comparable financial measures presented in the accompanying press release that are calculated and presented in accordance with U.S. GAAP. The company uses these non-GAAP financial measures in making operating decisions because the company believes these non-GAAP financial measures provide meaningful supplemental information regarding the company's core operational performance and provide the company with a better understanding of how to allocate resources to both ongoing and prospective business initiatives. Additionally, these non-GAAP financial measures facilitate management's internal comparisons to both the company's historical operating results and to the company's competitors' operating results by factoring out potential differences caused by charges not related to the company's regular, ongoing business, including, without limitation, non-cash charges, certain large and unpredictable charges, acquisitions and dispositions, legal settlements, and tax positions. Further, the company believes that such non-GAAP financial measures, when considered in conjunction with the company's financial measures prepared in accordance with U.S. GAAP, provide investors with useful supplemental financial information to better understand the company's core operational performance. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the most directly comparable U.S. GAAP financial measures presented in the accompanying press release. The non-GAAP financial measures presented in the accompanying press release may differ from similar measures used by other companies.
The following table provides a reconciliation of financial measures calculated and reported in accordance with U.S. GAAP to the most directly comparable non-GAAP financial measures included within the accompanying press release for the three and twelve month periods ended October 31, 2020 and October 31, 2019:

	Three Months Ended		Twelve Months Ended
	October 31, 2020	October 31, 2019	October 31, 2020	October 31, 2019
Gross profit	$300,395	$245,067	$1,189,774	$1,047,963
Acquisition-related costs[1]	—	7,267	3,950	42,958
Management actions[2]	—	1,199	857	10,316
Non-GAAP gross profit	$300,395	$253,533	$1,194,581	$1,101,237

Gross margin	35.7%	33.4%	35.2%	33.4%
Acquisition-related costs[1]	—%	1.0%	0.2%	1.4%
Management actions[2]	—%	0.1%	—%	0.3%
Non-GAAP gross margin	35.7%	34.5%	35.4%	35.1%

Operating earnings	$93,481	$43,306	$426,357	$325,029
Acquisition-related costs[1]	—	11,275	6,183	62,333
Management actions[2]	—	7,163	857	16,311
Non-GAAP operating earnings	$93,481	$61,744	$433,397	$403,673

Earnings before income taxes	$88,567	$43,698	$407,070	$322,133
Acquisition-related costs[1]	—	11,275	6,183	62,333
Management actions[2]	—	8,019	857	17,167
Non-GAAP earnings before income taxes	$88,567	$62,992	$414,110	$401,633

Net earnings	$72,196	$38,266	$329,701	$273,983
Acquisition-related costs[1]	99	9,347	5,021	51,149
Management actions[2]	(5)	6,454	677	13,817
Tax impact of share-based compensation[3]	(3,102)	(2,159)	(7,652)	(13,677)
U.S. Tax Reform[4]	—	(86)	—	(1,012)
Non-GAAP net earnings	$69,188	$51,822	$327,747	$324,260

12 - The Toro Company Reports Strong Fourth-Quarter and Full-Year Fiscal 2020 Results

	Three Months Ended		Twelve Months Ended
	October 31, 2020	October 31, 2019	October 31, 2020	October 31, 2019
Diluted EPS	$0.66	$0.35	$3.03	$2.53
Acquisition-related costs[1]	—	0.09	0.05	0.47
Management actions[2]	—	0.06	0.01	0.13
Tax impact of share-based compensation[3]	(0.02)	(0.02)	(0.07)	(0.12)
U.S. Tax Reform[4]	—	—	—	(0.01)
Non-GAAP diluted EPS	$0.64	$0.48	$3.02	$3.00

Effective tax rate	18.5%	12.4%	19.0%	14.9%
Acquisition-related costs[1]	(0.1)%	(0.4)%	—%	(0.3)%
Management actions[2]	—%	0.6%	—%	0.1%
Tax impact of share-based compensation[3]	3.5%	4.9%	1.9%	4.3%
U.S. Tax Reform[4]	—%	0.2%	—%	0.3%
Non-GAAP effective tax rate	21.9%	17.7%	20.9%	19.3%
1    On March 2, 2020, the company completed the acquisition of Venture Products, Inc. ("Venture Products") and on April 1, 2019, the company completed the acquisition of The Charles Machine Works, Inc. ("CMW"). Acquisition-related costs for the twelve month period ended October 31, 2020 represent transaction costs incurred for the company's acquisition of Venture Products, as well as integration costs and charges incurred for the take-down of the inventory fair value step-up amounts resulting from purchase accounting adjustments related to the acquisitions of Venture Products and CMW. No acquisition-related costs were incurred during the three month period ended October 31, 2020. Acquisition-related costs for the three and twelve month periods ended October 31, 2019 represent transaction and integration costs, as well as charges incurred for the take-down of the inventory fair value step-up amount and amortization of the backlog intangible asset resulting from purchase accounting adjustments related to the company's acquisition of CMW.
2    During the third quarter of fiscal 2019, the company announced the wind down of its Toro-branded large horizontal directional drill and riding trencher product line ("Toro underground wind down"). Additionally, during the fourth quarter of fiscal 2019, the company incurred charges for a corporate restructuring event and a loss on the divestiture of a used underground construction equipment business. Management actions for the twelve month period ended October 31, 2020 represent inventory write-down charges incurred for the Toro underground wind down. No charges were incurred for the three month period ended October 31, 2020 related to the Toro underground wind down. Management actions for the three and twelve month periods ended October 31, 2019 represent charges incurred for the Toro underground wind down, including charges related to the write-down of inventory, anticipated inventory retail support activities, and accelerated depreciation on fixed assets; the corporate restructuring event, including employee severance charges; and the divestiture of a used underground construction equipment business, including the loss on the sale of the business.
3    The accounting standards codification guidance governing employee stock-based compensation requires that any excess tax deduction for share-based compensation be immediately recorded within income tax expense. Employee stock-based compensation activity, including the exercise of stock options under The Toro Company Amended and Restated 2010 Equity and Incentive Plan, can be unpredictable and can significantly impact the company's net earnings, diluted EPS, and effective tax rate. These amounts represent the discrete tax benefits recorded as excess tax deductions for share-based compensation during the three and twelve month periods ended October 31, 2020 and October 31, 2019.
4    Signed into law on December 22, 2017, Public Law No. 115-97 ("Tax Act" or "U.S. Tax Reform"), reduced the U.S. federal corporate tax rate from 35.0 percent to 21.0 percent, effective January 1, 2018. This reduction in rate required the re-measurement of the company's net deferred taxes as of the date of enactment. The Tax Act also imposed a one-time deemed repatriation tax on the company's historical undistributed earnings and profits of foreign affiliates. During the three and twelve month periods ended October 31, 2019, the company recorded a tax benefit of $0.1 million and $1.0 million, respectively, related to a prior year true-up of the Tax Act. The Tax Act did not impact the company's Results of Operations for the three and twelve month periods ended October 31, 2020.
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